Exhibit 32.1

SECTION 906 CERTIFICATION

Of Chief Executive Officer

In connection with the Annual Report of eDiets.com, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen J. Rattner, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 12, 2008
	By:	/s/ Stephen J. Rattner
	Name:	Stephen J. Rattner
	Title:	Chief Executive Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to eDiets.com, Inc. and will be retained by eDiets.com, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.